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                                                                      EXHIBIT 23

               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]




                                 March 28, 2000


San Juan Basin Royalty Trust
Bank One, Texas, N.A.
Corporate Trust Department
500 Throckmorton Street, Suite 801
Fort Worth, Texas 76102

Ladies and Gentlemen:

         Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 1999 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 1999 based on reserve reports dated March 22, 2000 prepared by Cawley, Gillespie & Associates, Inc.


                                        Sincerely,


                                        /s/ CAWLEY, GILLESPIE & ASSOCIATES, INC.
                                        CAWLEY, GILLESPIE & ASSOCIATES, INC.